Exhibits 5.1 and 23.2

[LETTERHEAD OF DAVIS POLK & WARDWELL]

October 17, 2005

E*TRADE Financial Corporation

135 East 57th Street

New York, New York 10022

Ladies and Gentlemen:

We have acted as counsel for E*TRADE Financial Corporation, a Delaware company (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time of the Company’s (i) senior notes (the “Senior Notes”), which may be issued pursuant to a senior notes indenture to be entered into between the Company and the trustee to be named in such senior notes indenture (the “Senior Notes Trustee”) (the “Senior Notes Indenture”); (ii) debt securities (the “Debt Securities”), which may be issued pursuant to a debt securities indenture to be entered into between the Company and the trustee to be named in such debt securities indenture (the “Debt Securities Trustee”) (the “Debt Securities Indenture”); (iii) subordinated debt securities (the “Subordinated Debt Securities”), which may be issued pursuant to a subordinated debt securities indenture to be entered into between the Company and the trustee to be named in such subordinated debt securities indenture (the “Subordinated Debt Securities Trustee”) (the “Subordinated Debt Securities Indenture”); (iv) shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company; (v) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”) of the Company; (vi) warrants of the Company to purchase Senior Notes or Debt Securities (the “Warrants”), which may be issued pursuant to a warrant agreement to be entered into between the Company and the purchasers to be named in such warrant agreement (the “Warrant Agreement”); (vii) purchase contracts requiring the holder thereof to purchase or sell Senior Notes, Debt Securities, Subordinated Debt Securities, Common Stock, Warrants or Units registered under the Registration Statement or to purchase or sell (a) securities of an entity unaffiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (b) currencies or (c) commodities (the “Purchase Contracts”) to be entered into by the Company; and (viii) Senior Notes, Debt Securities, Subordinated Debt Securities, Common Stock, Preferred Stock, Warrants and Purchase Contracts or any combination thereof that may be offered in the form of units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”).

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

On the basis of the foregoing, we advise you that, in our opinion:

1. When the Senior Notes Indenture and any supplemental indenture to be entered into in connection with the issuance of any Senior Notes have been duly authorized, executed and delivered by the Senior Notes Trustee and the Company; the specific terms of a particular series of Senior Notes have been duly authorized and established in accordance with the Senior Notes Indenture; and such Senior Notes have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement, such Senior Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

2. When the Debt Securities Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Debt Securities Trustee and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Debt Securities Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

3. When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

4. When the Subordinated Debt Securities Indenture and any supplemental indenture to be entered into in connection with the issuance of any Subordinated Debt Securities have been duly authorized, executed and delivered by the Subordinated Debt Securities Trustee and the Company; the specific terms of a particular series of Subordinated Debt Securities have been duly authorized and established in accordance with the Subordinated Debt Securities Indenture; and such Subordinated Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement, such Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

5. Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designations relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

6. When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the warrant agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

7. When the specific terms of the Purchase Contracts have been duly authorized and established, and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the applicable underwriting or other agreement, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We are members of the Bars of the States of New York and California and the foregoing opinion is limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Validity of Securities” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

/s/    DAVIS POLK & WARDWELL

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